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                                                                    EXHIBIT 99.1


                                 PRESS RELEASE

                                                   For release: January 19, 1999
                         Contact: Rick S. Rees, Executive Vice President and CFO
                          John S. Hastings, Vice President of Investor Relations
                                                                  (228) 896-0029

             HALTER MARINE GROUP REVISES EARLIER EARNINGS OUTLOOK

GULFPORT, MS, January 19, 1999--Halter Marine Group, Inc. (AMEX: HLX) today announced that the Company is revising downward its previous expectation for financial results for the quarter ended December 31, 1998. On December 28, the Company announced that it expected earnings for the third quarter to be marginally profitable. The Company now anticipates that reported results will represent a loss of approximately $0.03 per share after taking into effect the positive impact of a $6.9 million income tax benefit.

The downward revision is based on evaluation of operating results for the full quarter whereas the earlier announcement was based on results through the first two months of the quarter. The change in earnings expectations principally results from additional losses on two drill barge projects under contract at the company's TDI-Halter subsidiary.

The Company will announce earnings for the third quarter after the close of business on January 26, 1999, and conduct a conference call on January 27 at 9:00 am CST to discuss its quarterly results and the outlook for the remainder of fiscal 1999. To participate in the conference call, dial (800) 700-7860 at least 15 minutes prior to the start. A replay of the call will be available until February 10 by calling (800) 475-6701 and entering access code 429862.

Certain statements (other than statements of historical fact) contained in this announcement are forward-looking statements. Forward-looking statements are generally accompanied by words such as "anticipate," "believe," "estimate" or "expect" or similar statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include risks such as intense competition, contractual, labor, regulatory and other risks in the shipbuilding industry, risks relating to the market for offshore support vessels and offshore mobile rigs, and the risks associated with fixed-price contracts for customized marine equipment. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements in this paragraph.